UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2009

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated with Exit or Disposal Activities.

As part of efforts to align the Company’s costs with recent sales trends and to strengthen the Company’s long-term position, Michaels Stores, Inc. (“the Company”) committed to a plan that results in a reduction of its workforce, principally in its corporate headquarters, of approximately 295 jobs.  The plan regarding the workforce reduction was first communicated to its employees on January 26, 2009.

The Company expects to eliminate approximately 200 jobs in its corporate headquarters over the next 90-120 days as a result of the co-sourcing of certain functions and services previously performed internally to Tata International Corporation, operating as TCS America, with whom the Company entered into a Master Services Agreement on January 16, 2009.    In addition, the Company expects to eliminate an additional 95 positions over the next 60 – 90 days.

As a result of the above actions, the Company expects to incur a pre-tax charge of approximately $3.0 - $4.0 million consisting of employee severance costs with $1.0 - $1.5 million recognized in the 4th quarter of fiscal 2008 and the remainder recognized during fiscal 2009.

Disclosure About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the quantitative effects of the Agreement and elimination of positions.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results as well as the quantitative effects to differ materially from those in the forward-looking statements. These factors include, without limitation, the risks that additional information may arise in connection with the preparation of the Company’s financial statements or that other subsequent events could cause our underlying assumptions to turn out to be incorrect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Elaine D. Crowley
Elaine D. Crowley
Executive Vice President – Chief
Financial Officer

Date:  January 30, 2009